Exhibit 99.1

W6316 Design Drive, Greenville, WI 54942 P.O. Box 1579, Appleton, WI 54912-1579

School Specialty Announces the Appointment of Joseph Yorio as President and Chief Executive Officer

Greenville, WI, April 23, 2014 – School Specialty, Inc. (OTCQB: SCOO) (“School Specialty” or “the Company”), a leading distributor of innovative and proprietary products, programs and services to the education marketplace, today announced that Joseph M. Yorio has been appointed as President and Chief Executive Officer (“CEO”), effective April 23, 2014.

Mr. Yorio replaces Jim Henderson, who was named Interim President and CEO by the Board of Directors in July 2013.  Mr. Henderson will continue to serve as Chairman of the Board of Directors.  Mr. Yorio has also joined the Board of Directors.

“We are very excited to bring Joe onboard and have a high level of confidence in his ability to lead our organization and drive meaningful growth in sales, profitability and cash flow over the coming years,” stated Mr. Henderson.  “After an extensive search, the Board of Directors chose Joe because of his successful track record in driving organizational improvement and managing complex operational turnarounds, as well as his leadership skills and integrity.  He has extensive experience in distribution and logistics and a great deal of knowledge of our industry, having been involved with office supplies, furniture and facility maintenance supplies, among other product lines. Joe understands the unique requirements of distributing products within the K-12 sector, working through individual schools as well as school districts.  We are lucky to have him in the School Specialty family and I look forward to working with him and the team as we continue to embark on our Process Improvement journey and return our Company to growth.”

Mr. Yorio is an accomplished executive with over 20 years of experience working with large multi-national corporations in the manufacturing, distribution, supply chain, logistics and aerospace and defense industries.  He most recently served as President and CEO of NYX Global LLC, a business services and consulting company, supporting commercial and government partners with a global market focus in defense, security and logistics and supply chain management.  Concurrently, he also performed the duties and responsibilities of Managing Director for Vertx (a NYX Global client), a leading developer, manufacturer, marketer and distributor of tactical and outdoor apparel and equipment.  Previously, he was the President and Chief Executive Officer of Xe Services, LLC, a large private aerospace and defense company with over 4,500 employees and sales of over $1 billion.  While with Xe Services, he successfully led turnaround initiatives, resulting in the establishment of new sales channels, improvements in the Company’s distribution footprint and logistics platform and in a successful liquidity event.

In addition, Mr. Yorio previously held a variety of executive, operations and sales positions primarily focused on distribution and logistics.  He served as the Vice President, US Air Hub and North America Operations with DHL Express, where he was responsible for inbound/outbound freight from the largest private airport in North America servicing the global markets.  Prior to that, he was President of the Central Midwest Division of Corporate Express, where he led a self-sustaining operating division that included six distribution centers.  Earlier in his career, Mr. Yorio held managerial roles in sales, marketing and operations with Unisource Worldwide and Scott Paper Company.  He also served in the U.S. Army’s 75th Ranger Regiment and as a Special Forces officer, and is a medically retired combat veteran.

“I am extremely honored to join the School Specialty team and look forward to the opportunity to lead the Company in the next stages of development and growth,” said Mr. Yorio.  “I was immediately impressed with the passion to continue to develop and improve as a leading distributor of innovative and proprietary products and services to the education marketplace.  Additionally, the culture of working in collaboration with educators to ensure that every student reaches his or her full potential is energizing, and the hallmarks of what makes this Company unique and special.”

Mr. Yorio continued, “Much of the foundation for the turnaround has already been established and the Company is in a much stronger position today as a result of the efforts of Jim and the School Specialty team.  While there is still some work to be done, the team is on the right course with various performance improvement plans already underway.  I look forward to continuing along the current course, while driving continued efficiencies in productivity, with a focus on developing innovative and best-in-class quality products for our customers and driving sustainable returns for our stockholders.  My goal as CEO is to build upon this winning culture where the customers’ needs always come first.  It truly is an honor to take on this role and help our educators make a meaningful impact on our children’s lives.”

Mr. Yorio earned a BA degree in psychology from Saint Vincent College, a Master’s Certificate in Executive Leadership from Cornell University, S.C. Johnson Graduate School of Management, and an MBA in Management from the Florida Institute of Technology, Nathan M. Bisk College of Business. He currently holds Director positions on the boards of Gallant Few and Lead with Action Foundation and Advisory Director positions with Game Plan, CEO Challenges and ASI, Inc.  He is also an avid triathlete, having completed ten full Ironman triathlons, an Xterra World Championship and has been named to USA Triathlon’s “Team USA” numerous times.

School Specialty’s Board of Directors commented, “We would like to thank Jim for his many contributions over the past nine months. The changes implemented as part of the Process Improvement Program and other key initiatives in Operations, Merchandising, Sales and Marketing have significantly enhanced our ability to provide innovative and cost-effective solutions, all the while, delivering a better customer experience.  With a stronger foundation in place and improving market fundamentals, we believe the Company is positioned to deliver improved results for stockholders in the upcoming fiscal years.  We’d also like to welcome Joe and look forward to working with him in this next phase of our growth plans.”

About School Specialty, Inc.

School Specialty is a leading distributor of innovative and proprietary products, programs and services to the education marketplace. The Company designs, develops, and provides educators with the latest and very best school supplies, furniture and both curriculum and supplemental learning resources. Working in collaboration with educators, School Specialty reaches beyond the scope of textbooks to help teachers, guidance counselors and school administrators ensure that every student reaches his or her full potential. For more information about School Specialty, visit www.schoolspecialty.com.

Statement Concerning Forward-Looking Information

Any statements made in this press release about School Specialty’s future financial conditions, results of operations, expectations, plans, or prospects, constitute forward-looking statements.  Forward-looking statements also include those preceded or followed by the words "anticipates," "believes," "could," "estimates," "expects," "intends," "may," "plans," “projects,” “should,” "targets" and/or similar expressions.  These forward-looking statements are based on School Specialty's current estimates and assumptions and, as such, involve uncertainty and risk. Forward-looking statements are not guarantees of future performance, and actual results may differ materially from those contemplated by the forward-looking statements because of a number of factors, including the factors described in Item 1A of School Specialty's Annual Report on Form 10-K for the fiscal year ended April 27, 2013, which factors are incorporated herein by reference.  Any forward-looking statement in this release speaks only as of the date in which it is made.  Except to the extent required under the federal securities laws, School Specialty does not intend to update or revise the forward-looking statements.

Investor Relations Contact:

Media Relations Contact:

Glenn Wiener

Dionne Manchester

GW Communications (for School Specialty)

GW Communications (for School Specialty)

Email : gwiener@GWCco.com

Email: Dionne@GWCco.com

Tel : 212-786-6011

Tel: 212-786-6068